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Exhibit 99.2

    NEWS RELEASE

Contact:
Steve Workman
408-548-1000
VP Finance, Chief Financial Officer

Shelby Palmer
Investor Relations
investor.relations@finisar.com
Tel: 408-542-5050
Fax: 408-745-6097

Finisar Corporation Announces $200 Million
Private Offering of Convertible Subordinated Notes

    SUNNYVALE, Calif.—(BUSINESS WIRE)—September 10, 2001—Finisar Corporation (Nasdaq:FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today announced that it intends to offer, subject to market and other conditions, $200 million of convertible subordinated notes due 2008 in a private placement. The notes will have a term of seven years and will be convertible into the Company's common stock at the option of the holder, at a price to be determined. The offering is expected to close in September 2001. The Company may also issue up to an additional $30 million of notes to cover over-allotments in connection with the offering. The Company intends to use the net proceeds of the offering for general corporate purposes, including working capital. The notes and the common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes and common stock issued upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    Except for statements of historical fact, the statements contained in this press release are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of recently acquired companies, Sensors Unlimited, Demeter Technologies, Medusa Technologies, Shomiti Systems and Transwave Fiber. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

    Finisar Corporation (Nasdaq:FNSR) is a technology leader for fiber optic subsystems and network performance test systems which enable high-speed data communications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs). The Company is focused on the application of digital fiber optics to provide a broad line of high-performance, reliable, value-added optical subsystems for networking and storage equipment manufacturers. The Company's headquarters are located at 1308 Moffett Park Drive, Sunnyvale, CA 94089. For more information, visit the Company's web site at http://www.finisar.com.

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Finisar Corporation Announces $200 Million Private Offering of Convertible Subordinated Notes